EXHIBIT 99.1

                    HALIFAX ANNOUNCES FIRST QUARTER
                           FINANCIAL RESULTS
      Achieves 38% Revenue Growth Over Prior Year's First Quarter


ALEXANDRIA, VA - August 15, 2005 - Halifax Corporation (AMEX:HX) today announced its financial results for the quarter ended June 30, 2005.

For the quarter just ended, the Company reported revenues from continuing operations of $14.7 million compared to $10.7 million for the same period a year ago, an increase of 38%. The revenue growth resulted primarily from growth within existing contracts and the inclusion of the AlphaNational acquisition, which closed September 30, 2004, in the current quarter results.

For the quarter ended June 30, 2005, the Company reported an operating loss of $143,000 as compared to an operating loss of $285,000 for the quarter ended June 30, 2004. The Company reported a loss from continuing operations of $234,000 for the quarter ended June 30, 2005 compared to a loss from continuing operations of $276,000 for the first quarter of the prior year. The Company has implemented a major cost containment program and also has significantly reduced interest expense on a going forward basis. These steps are designed to return the Company to profitability on a near term basis.

Income from discontinued operations was $310,000 for the quarter ended June 30, 2005 as compared to $367,000 for the quarter ended June 30, 2004. The Company announced the sale of its Secure Network Services business on June 30, 2005 for $12.5 million and accordingly the financial performance of this business area is being classified, for accounting purposes, as a discontinued operation.

The net gain on the sale of approximately $5.8 million will be deferred until certain contract novation contingencies are resolved.

For the quarter ended June 30, 2005, the Company reported a net income of $76,000 or $0.02 per basic and diluted share as compared to $91,000 or $0.03 per basic and diluted share for the same quarter last year.

Charles McNew, president and chief executive officer, stated, "The cash infusion from the sale of our Secure Network Services business has significantly improved our financial position by allowing us to substantially reduce our bank debt and high interest subordinated debt. It also improves our ability to grow in the high availability maintenance marketplace.

"We are proud of our growth record and have worked diligently with our partners to make this happen. With revenues up 38% year on year from continuing operations, we are one of the fastest growing players in our industry.

"Our marketplace, characterized by pricing pressure and enhanced service requirements, remains highly competitive. We have made some difficult cost containment decisions and we continue to evaluate various strategic alternatives to further position our Company for near-term and long-term growth and profitability," McNew concluded.

The Company will host a conference call for investors at 10 a.m. EDT on Monday, August 15, 2005, to review the financial and operational results for the quarter. The conference call phone number is 888-753-6315 for U.S. callers and 415-247-8537 for international callers. The conference call replay will be available from 12 p.m. EDT on Monday, August 15, 2005, to 12 p.m. EDT on Tuesday, August 16, 2005. The replay number is 800-633-8284 for U.S. callers and 402-977-9140 for international callers. The reservation number is 21257476.

Founded in 1967, Halifax Corporation is an enterprise maintenance solutions company providing a wide range of technology services to commercial and government customers throughout the United States. The Company's principal products are high availability hardware maintenance services, technology deployment and integration services. More information on Halifax can be found at www.hxcorp.com.

Certain statements made by the Company which are not historical facts may be considered forward-looking statements, including, without limitation, statements as to trends, management's beliefs, views, expectations and opinions, which are based upon a number of assumptions concerning future conditions that ultimately may prove to be inaccurate. Such forward-looking statements are subject to risks and uncertainties and may be affected by various factors described in the Risk Factors Section in the Company's Annual Report on Form 10-K that may cause actual results to differ materially from those in the forward-looking statements. For further information that could affect the Company's financial statements, please refer to the Company's reports filed with the Securities and Exchange Commission.
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                          Halifax Corporation
                        Summary Financial Data
               (In Thousands, except per share amounts)



   Statement of operations                        For the three months
                                                      ended June 30
                                                    2005         2004
   Revenues                                          $14,679     $10,668

   Cost of services                                   13,497       9,574
   Selling, marketing, general & administrative        1,325       1,379

   Operating (loss)                                    (143)       (285)

   Interest expense                                    (217)       (139)

   (Loss) before income taxes                          (360)       (424)

   Income tax expense (benefit)                        (126)       (148)

   (Loss) from continuing operations                   (234)       (276)

   Income from discontinued operations (net)             310         367

   Net income                                            $76         $91

   Earnings (loss) per common share - basic
     Continuing operations                            $(.07)      $(.09)
     Discontinued operations                             .09         .12
                                                         .02         .03

   Earnings (loss) per common share - diluted
     Continuing operations                            $(.07)      $(.09)
     Discontinued operations                             .09         .12
                                                         .02         .03

   Weighted average number of common
     shares outstanding
     Basic                                             3,171       2,913
     Diluted                                           3,192       2,958

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   Balance Sheets                                   June 30,   March  31,
                                                      2005        2005
   Current assets
    Cash                                                  $491      $1,264
    Trade accounts receivable, net                      10,456      12,468
    Accounts receivable-other                           13,093           -
     Inventory, net                                      5,848       5,600
     Prepaid expenses and other current assets             243         487
     Deferred tax asset                                    778       3,814

   Total current assets                                 30,909      23,633

   Property and equipment, net                           1,424       1,608
   Goodwill and intangibles, net                         7,359       7,438
   Other assets                                            139         141
   Defered tax asset                                       956         930

   Total assets                                        $40,787     $33,750

   Liabilities and Stockholders' Equity

   Current liabilities
     Accounts payable and accrued expenses             $11,173     $10,731
     Deferred gain on sale                               5,810           -
     Deferred maintenance revenue                        3,856       3,776
     Current portion of long-term debt                     180         679

   Total current liabilities                            21,019      15,186

   Long-term bank debt                                  10,605       9,463
   Other long-term debt                                      1           3
   Subordinated debt - affiliate                         2,400       2,400
   Deferred income                                         263         278

   Total liabilities                                    34,288      27,330

   Stockholders' equity                                  6,499       6,420

   Total liabilities and stockholders' equity          $40,787     $33,750


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